Exhibit 10.31

Comprehensive Settlement Agreement
and
Mutual Release of Claims

between

ChipX, Inc.,
a Delaware corporation,

hereinafter referred to as “ChipX”,

GigOptix, Inc.
a Delaware corporation,

hereinafter referred to as “GigOptix”,

and

National Instruments Corporation,
a Delaware corporation,

hereinafter referred to as “NI”.

ChipX, GigOptix and NI are hereinafter referred to individually as a “Party” or collectively as the “Parties”.

Dated December 21, 2011 (the “Effective Date”).

**
Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits information subject to the confidentiality request.  Omissions are designated with brackets containing two asterisks “[ ** ]”.  As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[ ** ]Article 1 – Background and Purpose

1.1
NI and [ ** ] (hereinafter “[ ** ]”) entered into a Development and Purchase Agreement dated February 3, 2004 (as amended, the “[ ** ] Agreement”) for, among other things, the sale of certain products (hereinafter the “[ ** ] ASICS”).

1.2
On February 1, 2007, ChipX and [ ** ] entered into an Asset Purchase and Business Collaboration Agreement (the “[ ** ] Purchase Agreement”), pursuant to which ChipX became the holder of the intellectual property rights in the [ ** ] ASICS and [ ** ] assigned to ChipX all of [ ** ]’s rights under the [ ** ] Agreement.  Since the date of the [ ** ] Purchase Agreement, [ ** ] (or its affiliates [ ** ] or [ ** ], together with [ ** ] referred to hereinafter as “[ ** ]”) has manufactured, sold and delivered to ChipX the [ ** ] ASICS, and has done so at a discount to the applicable sales price included in the [ ** ] Agreement, which discount is as of the Effective Date [ ** ].  ChipX has subsequently sold the [ ** ] ASICS to NI at such applicable sales price.

1.3
The Parties desire for NI to receive a license to the intellectual property rights held by ChipX in the [ ** ] ASICS and to be able to purchase [ ** ] ASICS directly from [ ** ], and not to have ChipX continue to sell the [ ** ] ASICS to NI or otherwise approve the sale of the [ ** ] ASICS to NI.

1.4
On December 12, 2007, ChipX and NI entered into a Strategic Supply Agreement (as amended, the “SSA”) for, among other things, the sale by ChipX to NI of Chip Products (as such term is defined in the SSA).

1.5	The Chip Products are as follows: [ ** ].

1.6	On November 9, 2009, GigOptix acquired ChipX, which is now wholly owned by GigOptix.

1.7
ChipX and GigOptix have alleged that the SSA is unenforceable and that NI has breached the SSA for, among other things, failing to purchase specified minimum quantities of Chip Products and underpaying for Chip Products (hereinafter referred to as the “ChipX Claims”).  NI has rejected the ChipX Claims in their entirety.

1.8
NI has alleged that ChipX has breached the [ ** ] Agreement and the SSA for, among other things, giving end-of-life notices and demanding and charging prices other than as set forth in the [ ** ] Agreement and the SSA (hereinafter referred to as the “NI Claims”).  ChipX and GigOptix have rejected the NI Claims in their entirety.

1.9
On October 4, 2011, NI filed a complaint against ChipX and GigOptix in the District Court of Travis County, Texas in the litigation styled National Instruments Corporation v. ChipX, Inc. et al, Case No. D-1-11-003082 (the “Litigation”).  The complaint sought a declaration that NI was not in material breach of the SSA, that ChipX could not modify the prices in the [ ** ] Agreement or the SSA, that NI could purchase products sold under the [ ** ] Agreement directly from [ ** ], and that GigOptix was not entitled to any damages from NI as GigOptix is not a party to either the [ ** ] Agreement or the SSA.  The complaint also sought unspecified damages for alleged breach of contract by ChipX.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.10	The ChipX Claims, the NI Claims, and the Litigation are hereinafter referred to as the “Dispute”.

1.11
The purpose of this Comprehensive Settlement Agreement and Mutual Release of Claims (this “Agreement”) is to agree on the terms and conditions under which NI shall make a last-time-buy order for the Chip Products from ChipX, is for NI to be able to purchase directly from [ ** ] (and for [ ** ] to be able to sell directly to NI) the [ ** ] ASICS, is for NI to receive the release of the Escrow Materials (as such term is defined in Section 3.5 of the SSA) and all rights and licenses (and as applicable, conveyances) for NI to use the Escrow Materials and Mask Works (as such term is defined in Section 1.8 of the SSA) and the Test Fixtures and Tooling and Assembly (as such term is defined below in Section 2.1(iv) of this Agreement) for the Chip Products as NI may elect in order for NI to make, have made, use, offer to sell, sell, maintain, import, and support the Chip Products, is for NI to obtain introductions to all suppliers, manufacturers, and third party licensors utilized by ChipX or GigOptix in the delivery, supply, or manufacture of the Chip Products, is to address such other matters in relation to the cessation of the Parties’ relationship regarding the Chip Products and [ ** ] ASICS (including the fulfillment by ChipX of orders for the Chip Products outstanding as of the Effective Date), and is to provide for the final settlement of the Dispute between the Parties, including to achieve the dismissal with prejudice of the Litigation.

1.12
With respect to the Mask Works for the Chip Products and the last-time-buy order with ChipX placed hereunder for the Chip Products (as well as NI’s rights to have the Chip Products manufactured for it directly without having to place orders with ChipX), ChipX will (unless the same are assigned to NI as provided for hereunder) still be the owner of the Mask Works used to make the Chip Products; provided, however, as provided for herein, NI may place direct orders for the use of such Mask Works by [ ** ] for the manufacture of Chip Products.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 2 – Terms Regarding the SSA and the [ ** ] Agreement

2.1	(i)
Immediately upon execution of this Agreement, ChipX will instruct the Escrow Agent (as such term is defined in the SSA), by delivery of the instructions attached hereto as Exhibit B together with such additional instructions as the Escrow Agent may request to immediately release to NI the Escrow Materials by delivering all of the Escrow Materials to [ ** ], who is an employee of NI.  Also immediately upon execution of this Agreement, ChipX shall deliver by ftp transfer to [ ** ] design files for [ ** ] and output files received from [ ** ] for [ ** ] (the “Additional Materials”) which are not included in the Escrow Materials.  ChipX hereby represents and warrants to NI that except for the Additional Materials, all materials that ChipX were required to deliver to the Escrow Agent under the SSA are as of the Effective Date held by the Escrow Agent, that the Escrow Materials that will be released by the Escrow Agent to NI or supplemented by ChipX as required herein constitute for each Chip Product under the SSA at least the following: (a) [ ** ], (b) [ ** ], (c) [ ** ], (d) [ ** ], (e) letter(s) executed by ChipX and addressed to the applicable foundry manufacturer and other applicable suppliers granting NI and such supplier all rights and permissions from ChipX to have the Chip Products made for NI by such supplier, including rights and permissions to use the applicable Mask Works (as such term is defined in the SSA) therefor (the Parties agree, however, that such letters shall be replaced as applicable by those set forth in the attached Exhibit D), and (f) any other documentation, files, and materials reasonably necessary to enable NI to manufacture and support (or have manufactured and supported) the Chip Products as intended and set forth in the ReadMe file previously agreed upon by the Parties and which is set forth in Exhibit H attached hereto, and shall also include without limitation, contact information for all suppliers relating to the Chip Products, royalties that would be payable by NI to suppliers for the Chip Products, and all applicable instructions for procurement of the Chip Products, and that the list of suppliers and other third parties identified in Exhibit C attached hereto is the complete list of all manufacturers, suppliers, and third party licensors with respect to the manufacture of the Chip Products and that Exhibit C also provides the contact information for [ ** ].  Furthermore, to the extent that NI determines following receipt that there are any materials that ChipX was required to deliver which are not included in either the Escrow Materials or the Additional Materials, NI shall inform ChipX, and ChipX shall promptly provide (via ftp transfer as practical) such additional materials to NI.

(ii)
ChipX grants NI a non-exclusive, royalty-free, perpetual, irrevocable, worldwide, non-transferable (other than a transfer to a subsidiary of NI or as the result of a reorganization or merger of NI or any such subsidiary), sublicensable right and license to: (A) Practice the Escrow Materials, the Additional Materials, and the ChipX Property (as such term is defined in the SSA) as NI may deem necessary for the manufacture, use, sale, import, and support of the Chip Products and (B) receive rights in the intellectual property rights as are held by ChipX in the [ ** ] ASICS or otherwise obtained by ChipX from [ ** ] solely in order to permit NI to purchase the [ ** ] ASICS directly from [ ** ] and to permit [ ** ] to sell the [ ** ] ASICS directly to NI.  As used in the foregoing, the term “Practice” means to: (C) use, reproduce, distribute, sublicense (including sublicense through multiple tiers of sub-licensees), publicly perform and publicly display through all means now known or later developed, make, have made, use, lease, sell, offer for sale, import, and support, and (as NI deems appropriate) exploit and (D) to the extent ChipX has rights to modify the Escrow Materials, the Additional Materials, the ChipX Property, or the Mask Works for the Chip Products, modify (and create derivative works based upon) such of the Escrow Materials, the Additional Materials, the ChipX Property, or the Mask Works for the Chip Products for which ChipX has such modification rights.  Furthermore, ChipX grants NI an exclusive, royalty-free, perpetual, irrevocable, worldwide license to use and control the possession of the Mask Works for [ ** ] included in the ChipX Property and to manufacture and have manufactured the Chip Products from the Mask Works, except that ChipX retains all rights in such Mask Works as necessary to be able to fulfill the Orders (defined below) for the benefit of NI.  At its discretion, NI may convert such exclusive license with regard to any of these three Mask Works into an assignment of such Mask Work to NI (subject (if applicable) to ChipX retaining all rights necessary to be able to fulfill the Orders or provide applicable warranty services for the Chip Products), but in the event that NI does so, ChipX will no longer represent and warrant with regard to the Chip Products manufactured using such assigned Mask Work and with regard to the agreements set forth in Section 2.3, that it will maintain the licenses set forth in such agreements in full force and effect with respect solely to such assigned Mask Work, and that it will not undertake any action to cause ChipX to cease to be a licensee under such licenses solely with respect to such assigned Mask Work; and NI acknowledges and agrees that it shall no longer derive rights from ChipX hereunder pursuant to the agreements set forth in Section 2.3 with respect to the Chip Products manufactured using such assigned Mask Work and for which NI shall directly place orders with [ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)
Immediately upon the execution of this Agreement, ChipX will introduce [ ** ], an employee of NI, or such other individuals employed by NI promptly designated by [ ** ], to the Chip Product foundry manufacturers and applicable suppliers set forth in the attached Exhibit C (the “Suppliers”), and deliver the letters of authorization attached hereto as Exhibit D to the Suppliers.  ChipX agrees that except with regard to the fulfillment of the Orders, that as a result of the exclusive license granted to NI pursuant to Section 2.1(ii), [ ** ] shall take instruction from NI with regard to the Mask Works for the Chip Products, and that the letters of authorization to [ ** ] shall so provide. ChipX further agrees that NI shall be the sole and exclusive beneficial recipient of all rights in the Mask Works for the Chip Products, that NI may (in its discretion) have [ ** ] build additional Mask Works and use applicable GDS data to re-manufacture the same, that ChipX shall not permit or otherwise authorize the destruction of any of the Mask Works for the Chip Products or take any action or fail to take any action that would permit or otherwise cause the removal of the Mask Works for the Chip Products from [ ** ] or otherwise make the Mask Works for the Chip Products unavailable to NI.

(iv)
ChipX has previously delivered to NI the written document explaining the procurement process for manufacture and the delivery of the Chip Products attached hereto as Exhibit E.  In addition, ChipX has responded to questions by NI personnel regarding such procurement process.  Furthermore, ChipX: (a) grants NI a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to the designs to the [ ** ] identified in Exhibit E (the “Test Fixtures and Tooling and Assembly”) for the limited purpose of having such items manufactured for NI by the Suppliers associated with such items as authorized in the letters of authorization to such Suppliers attached hereto as part of Exhibit D, and for no other purpose than facilitating the manufacture and procurement of the Chip Products, (b) with the exception of the [ ** ] designated as having Vendor Part No. [ ** ] in Section 4.5 of Exhibit E (the ownership of which shall be retained by ChipX), conveys and assigns to NI each of the Test Fixtures and Tooling and Assembly identified in Section 4.5 of Exhibit E (subject to ChipX retaining non-exclusive rights to use the same for the purpose of fulfilling the Orders, including any warranty support associated with the Orders), and (c) shall (at no additional cost or expense and upon such schedule as reasonably determined by ChipX from time to time after taking into account its own manufacturing requirements) permit the applicable Suppliers identified in Exhibit D to use the [ ** ] designated as having Vendor Part No. [ ** ] in Section 4.5 of Exhibit E for the limited purpose of completing the manufacture and procurement (in accordance with the process specified in Exhibit E) of those Chip Products not obtained through ChipX.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	NI hereby orders (the “Final Order”) the following Chip Products in the following amounts:

Chip Product	Quantity
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]
[ ** ]	[ ** ]

The total aggregate purchase price of the Final Order is $3,503,570.00 (the “Purchase Price”) using the following actual per unit prices multiplied by the corresponding quantities listed above:

[ ** ].

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NI shall issue a separate purchase order for the Final Order promptly following the execution of this Agreement; and upon issuance, such purchase order shall be deemed to be included and incorporated herein asExhibit A. ChipX hereby accepts the Final Order and the Parties agree that the issuance by NI of a separate purchase order is for the convenience of the Parties to document the Final Order, but is not required to effectuate the Final Order.  Notwithstanding the foregoing or the issuance by NI of the separate purchase order for the Final Order, the Parties agree that any time prior to the Final Cancellation Date (as defined below), NI may (in its discretion and upon written notice to ChipX) revise the above listed quantities for the Final Order, whereupon the Purchase Price shall be adjusted accordingly; provided, however, in no event may the revised quantities result in a revised Purchase Price that is less than $3,500,000.00.  As used herein, the term “Final Cancellation Date”: (A) means the latter to occur of: (i) January 31, 2012, (ii) the date ChipX introduces the Suppliers to NI, (iii) the date ChipX delivers the letters of authorization attached hereto as Exhibit D to the Suppliers, and (iv) the date NI receives all Escrow Materials and all Additional Materials as provided for under Section 2.1(i) above; provided for any such materials that are required to be delivered and not included in either the Escrow Materials or the Additional Materials, NI shall have informed ChipX of such shortage on or before January 31, 2012, unless (B) NI (v) provides written notice to ChipX expressly accelerating the Final Cancellation Date to a date prior to January 31, 2012 as set forth in such notice to ChipX (the “Accelerated Date”) or (vi) places an order for Chip Products directly with [ ** ] for which a dispute exists between the Parties as to whether all Escrow Materials and all Additional Materials have been provided to NI and [ ** ] accepts such order prior to a cancellation of the Final Order as permitted below (a “Qualifying Order”); whereupon (C) the “Final Cancellation Date” shall then mean the Accelerated Date or the date upon which the Qualifying Order for the Chip Products placed directly by NI is accepted by [ ** ]. For purposes of clarification, in no event will NI’s placement of an order for the [ ** ] ASICS result in the occurrence of the Final Cancellation Date.  Provided the Final Cancellation Date has not occurred, NI may (in its discretion and upon written notice to ChipX) at any time after February 15, 2012, cancel the Final Order without any payment obligations to ChipX for such cancellation. Unless cancelled earlier by NI as provided for in the foregoing sentence, upon the first calendar day following the Final Cancellation Date, the Final Order shall immediately become non-cancelable. If the Final Order becomes non-cancelable by NI hereunder, then no later than thirty (30) days following the date the Final Order becomes non-cancelable, ChipX shall provide NI with a written delivery schedule pursuant to which ChipX will fulfill the Final Order and any other orders for Chip Products not fulfilled as of such date (the “Delivery Schedule”) (the Final Order and all such unfulfilled orders for Chip Products as of the Effective Date, collectively, the “Orders”).  The delivery dates set forth in the Delivery Schedule for the Chip Products in the Final Order shall be as determined exclusively by ChipX; provided, however, unless mutually agreed to in writing by the Parties, in no event shall any delivery date under any of the Orders occur later than November 30, 2012; and provided further, that except for the requirement to not have a delivery date occur later than November 30, 2012, there shall be no breach or penalty as a result of a delay in the ability to meet a delivery date set forth in the Delivery Schedule as such delivery dates are determined exclusively by ChipX.  Further, if the Final Order is not cancelled as permitted hereunder, NI shall be invoiced upon delivery of Chip Products under the Final Order and payments for all Chip Products accepted by NI shall be net 30; provided, however, (i) in no event shall the total of all payments exceed the Purchase Price (as the same may be adjusted pursuant to the immediately following clause) and (ii) NI may in its discretion and upon written notice to ChipX elect to withhold the [ ** ] (as the same are defined in Section 2.3 below) from the Purchase Price; it being agreed that upon receipt of such notice, ChipX shall re-issue to NI adjusted invoices reflecting the deduction of the [ ** ] in connection with the Chip Products of the Final Order shall be paid by NI on behalf of ChipX.  Acceptance by NI of all Chip Products delivered to NI pursuant to the Final Order shall be in accordance with the acceptance provisions and subject to the same quality, indemnity, lead times and warranty standards set forth in the SSA.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3	ChipX and GigOptix make the following representations, warranties and covenants regarding the manufacture of the Chip Products:

(i)
ChipX licenses [ ** ] and related intellectual property from [ ** ], pursuant to a License and Design Agreement between ChipX and [ ** ] dated December 30, 2004, which provides that ChipX may design, manufacture, have manufactured, use, modify, sell and otherwise distribute the [ ** ] Chip Products which incorporate, are based upon, or designed using such licensed intellectual property, the License and Design Agreement remains in effect and all amounts required to be paid thereunder have been paid and no royalties or other payments are required thereunder, and ChipX hereby agrees that NI hereafter receives the benefit of such License and Design Agreement and that NI (or its designee) may directly place orders with [ ** ] and otherwise use the Mask Work for the [ ** ] Chip Products for the purpose of manufacturing on behalf of ChipX for sale to and use by NI of such Chip Products.

(ii)
ChipX licenses [ ** ] and related intellectual property from [ ** ] (“[ ** ]”) pursuant to Design Technology License Agreement No. [ ** ] dated December 28, 2006, which provides that ChipX may make, have made, offer to sell and sell the [ ** ] Chip Products which incorporate such [ ** ] and related intellectual property or derivatives thereof, including by third party manufacturers subject to such conditions as specified in such Design Technology License Agreement, [ ** ].  Such Design Technology License Agreement remains in effect and all amounts required to be paid thereunder to [ ** ] as of the Effective Date have been paid.  [ ** ], NI or its designee may directly place orders with [ ** ] and otherwise use the Mask Work for [ ** ] Chip Products for the purpose of making on behalf of ChipX for sale to and use by NI of such Chip Products, provided that [ ** ].  With respect to the Final Order, ChipX agrees not to disclose the quantities of applicable Chip Products listed in the Final Order to [ ** ] prior to the date the Final Order becomes non-cancelable hereunder.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)
ChipX licenses [ ** ] from [ ** ] (“[ ** ]”) pursuant to Technology License Agreement No. [ ** ] dated June 4, 2007, which provides that ChipX may have [ ** ] Chip Products manufactured, tested and packaged including by third party manufacturers, test houses and packaging houses subject to such conditions as specified in such Technology License Agreement, [ ** ].  Although the applicable annex to such Technology License Agreement has expired, such Technology License Agreement and the applicable manufacturing rights granted under such annex remain in effect and all amounts required to be paid thereunder to [ ** ] as of the Effective Date have been paid.  [ ** ], NI or its designee may directly place orders with [ ** ] and otherwise use the Mask Work for [ ** ] Chip Products for the purpose of manufacturing on behalf of ChipX for sale to and use by NI of such Chip Products, provided that [ ** ]. With respect to the Final Order, ChipX agrees not to disclose the quantities of applicable Chip Products listed in the Final Order to [ ** ] prior to the date the Final Order becomes non-cancelable hereunder.

(iv)
ChipX licenses [ ** ] for ASIC pursuant to a Standard Product License Agreement with [ ** ] and Quotation No. [ ** ] dated June 22, 2004, which provides that ChipX may manufacture, and sell for use the [ ** ] Products, the Standard Product License Agreement remains in effect and all amounts required to be paid thereunder have been paid and no royalties or other payments are required thereunder, and ChipX hereby agrees that NI hereafter receives the benefit of such Standard Product License Agreement and that NI (or its designee) may directly place orders with [ ** ] and otherwise use the Mask Works for the [ ** ] for the purpose of manufacturing on behalf of ChipX for sale to and use by NI of such Chip Products.

(v)	[ ** ].

2.4
ChipX and GigOptix further represent, warrant, and covenant that the Suppliers listed in Exhibit C is the complete and accurate list of all foundry manufacturers and applicable suppliers for the Chip Products and that with regard to each of such agreements set forth in Section 2.3, that it will maintain such licenses granted thereunder in full force and effect at all times following the Effective Date, and will not undertake any action to cause ChipX to be in breach of the applicable agreement, cause the licenses thereunder to terminate, or otherwise cause ChipX to cease to be a licensee under such licenses and that following the execution of this Agreement (and except for rights and licenses of those Suppliers with which NI enters into direct contractual relationships for the same with such Suppliers relating to the Chip Products), NI shall have all rights and licenses needed to make, have made, use, offer to sell, sell, import, and support the Chip Products.  In addition, for each Chip Product for which NI has not been assigned the corresponding Mask Work under this Agreement, ChipX and GigOptix also make such warranties with regard to Intellectual Property Rights (as such term is defined in the SSA) as are set forth in the SSA and undertake the obligations in Section 10 of the SSA with respect to claims set forth in sub-clause (iii) of Section 10 of the SSA with regard to such Chip Products for which NI places direct orders with [ ** ]; provided, however, neither ChipX nor GigOptix make any representations or undertake such obligations in sub-clause (iii) of Section 10 of the SSA with regard either to the agreements set forth in Section 2.3 or such Intellectual Property Rights to the extent that NI [ ** ], and that to the extent that NI [ ** ], it, and not ChipX or GigOptix, shall bear all liability for [ ** ].  Furthermore, except as provided herein, NI agrees that ChipX and GigOptix make no warranties of any type and (other than with respect to a breach of those warranties made hereunder) shall not be in any way liable with respect to the Chip Products NI manufactures or has manufactured by parties other than ChipX or GigOptix, including as a result of NI placing direct orders with [ ** ].  Specifically, NI agrees that it shall maintain a direct agreement with [ ** ] for the license of the [ ** ] used in the [ ** ] Chip Products for which NI places direct orders with [ ** ] for manufacture, and that it shall derive no rights from ChipX pursuant to the Software License Agreement dated March 22, 2005 which ChipX has with [ ** ] for such [ ** ].  In addition, NI agrees that it: (i) shall license from [ ** ] the [ ** ] used in the [ ** ] Chip Products for which NI places direct orders with [ ** ] for manufacture, and that it shall derive no rights in the same from ChipX pursuant to ChipX’s agreements with [ ** ] and (ii) may (at its discretion) license from [ ** ] the [ ** ] used in the [ ** ] Chip Products for which NI places direct orders with [ ** ] for manufacture, and that if it obtains such license, it shall derive no rights in the same from ChipX pursuant to ChipX’s agreements with [ ** ].  Except for such Chip Products which ChipX has manufactured or will manufacture (including the Chip Products used to fulfill the Orders), ChipX and GigOptix make no representations or warranties with regard to the intellectual property or otherwise, including the right to use such intellectual property, of either [ ** ] or which is licensed by ChipX from [ ** ] and is used, pursuant to such licenses, in any of the Chip Products for which NI places direct orders with [ ** ] for manufacture.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5
NI shall have responsibility to reach terms, including price, with all Suppliers plus [ ** ] pertaining to the future manufacture of Chip Products other than those under the Orders (i.e., not including the Chip Products being manufactured pursuant to the Final Order or other unfulfilled orders for Chip Products outstanding as of the Effective Date).

2.6
ChipX agrees that ChipX will keep NI reasonably informed of the steps and actions involved in the procurement process for the manufacture and the delivery of the Chip Products under the Final Order (including providing copies of all orders and documentation submitted by ChipX to the Suppliers, with confidential information, including pricing, redacted, in connection with the Final Order and being reasonably available to answer questions from NI regarding such orders and documentation) and that representatives of NI may have access to the Suppliers used in the procurement of the Orders and to all pertinent information pertaining to such procurement, and shall have reasonable ability to contact ChipX representatives, but shall not have access to any ChipX or GigOptix facility without the prior written consent of GigOptix.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7
ChipX agrees that NI has the right to obtain the [ ** ] ASICS directly from [ ** ] pursuant to the [ ** ] Agreement at the prices in effect pursuant to the [ ** ] Agreement and any amendment thereto or replacements thereof, as such may be agreed to between [ ** ] and NI and without any further involvement of, or license rights or authorizations from, ChipX.  ChipX hereby authorizes and licenses (on a perpetual and irrevocable basis) NI to purchase the [ ** ] ASICS directly from [ ** ] and for [ ** ] to sell the [ ** ] ASICS directly to NI, and will immediately upon the execution of this Agreement deliver the instructions attached hereto as Exhibit F (together with such additional instructions as [ ** ] or NI may request) to [ ** ] that NI may purchase the [ ** ] ASICS directly from [ ** ] and that [ ** ] may sell the [ ** ] ASICS directly to NI.  ChipX agrees to make introductions to [ ** ], or such other individuals employed by NI promptly designated by [ ** ] or NI, to the individual at [ ** ] with whom NI will need to work to establish the direct relationship for the purchase of the [ ** ] ASICS.  NI agrees that it shall be responsible for paying [ ** ] of any [ ** ] ASICS purchased by NI.  NI acknowledges that ChipX is entitled to receive from [ ** ] an amount equal to [ ** ] of what NI pays to [ ** ].  With respect to orders for the [ ** ] ASICS placed by NI directly with [ ** ] following the Effective Date, ChipX and GigOptix do hereby release, acquit, forever discharge and covenant not to sue without limitation NI and its respective agents, investors, subsidiaries, employees, attorneys, consultants, independent contractors, subcontractors and insurers, and all persons, natural or corporate, in privity with NI, from any and all claims or causes of action of any kind whatsoever, arising out of contract, tort, common law, statutory law or otherwise, which ChipX and GigOptix has or might have related to 1) any payment owed to ChipX and/or GigOptix from [ ** ] pursuant to the license between [ ** ] and ChipX and 2) any payment owed to ChipX and/or GigOptix from [ ** ] ASICs purchased by NI.  ChipX and GigOptix agree to look to [ ** ] only for the payment of any amount owed to them for NI’s purchase of [ ** ] ASICs and that no amounts (other than the IP License Payment (as defined below) and (if applicable) Purchase Price) are due from NI under this Agreement.  ChipX and GigOptix agree to use best efforts to take such actions as necessary to cause the immediate transition to [ ** ] for the direct supply of the [ ** ] ASICS to NI.  ChipX acknowledges that the [ ** ] Purchase Agreement did not impact NI’s rights under the [ ** ] Agreement and that it is NI’s intent to utilize the [ ** ] Agreement as providing for the applicable terms, including price, with regard to the future manufacture of [ ** ] ASICS that NI orders from [ ** ], and ChipX represents that it is not aware of any basis that would restrict or otherwise prevent NI from so doing. ChipX further agrees that promptly following the execution of this Agreement, it shall provide NI with a copy of the [ ** ] Purchase Agreement; provided, however, NI acknowledges that such copy may have been redacted by ChipX to remove any confidential or proprietary information not applicable to the [ ** ] ASICS acquired by NI.

2.8
Promptly (but in no event later than two (2) business days) following the execution of this Agreement, NI agrees to pay ChipX a one-time payment of $500,000.00 (the “IP License Payment”) in consideration for the licenses and rights granted herein and the other covenants set forth herein to permit NI and its designees to make, have made, use, offer to sell, sell, and import the Chip Products without placing an order with ChipX (including the licenses and rights set forth in Section 2.1).  For the sake of clarity, the IP License Payment is for the licenses granted herein, and the covenants of ChipX already performed or to be performed immediately upon the execution of this Agreement, and specifically, any obligation of ChipX to provide additional materials which were not included in either the Escrow Materials or the Additional Materials or to execute documents or render assistance as set forth in Section 2.10 below, shall not impact ChipX’ rights to receive and retain the IP License Payment.  The IP License Payment shall be wired by NI to the bank account of ChipX in accordance with the wiring instructions set forth in Exhibit G.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.9
Notwithstanding the SSA or any Production Quotations (as such term is defined in the SSA), NI shall not be required or obligated in any way to purchase any additional products or place any additional orders other than the Final Order and ChipX shall not be required or obligated in any way to accept any further orders after accepting the Final Order.  Except for the Chip Products in the Final Order once the same becomes non-cancelable as provided for herein, NI shall not be required or obligated in any way to purchase any minimum annual quantities of Chip Products.  Orders for Chip Products and [ ** ] ASICs which have already been accepted prior to the Effective Date by ChipX shall be fulfilled at the prevailing agreed upon prices and in accordance with previously agreed delivery dates and terms pursuant to the letters from D. Sullivan to D. Taylor (counsel respectively for ChipX and GigOptix, and NI) confirming ChipX’s agreement to produce and deliver such Chip Products and [ ** ] ASICS and shall comply with the quality, indemnity and warranty standards set forth in the SSA and the [ ** ] Agreement (as applicable).

2.10
Notwithstanding anything to the contrary contained in this Agreement or in the SSA or the [ ** ] Agreement, and except as provided for herein with regard to the Final Order and the obligations of ChipX set forth in Section 2.9 to provide Chip Products and [ ** ] ASICs which have already been accepted prior to the Effective Date by ChipX, the Parties have expressly agreed that ChipX and GigOptix shall be released from any future obligation to manufacture, sell, deliver and make the Chip Products and the [ ** ] ASICS available to NI. Notwithstanding the foregoing, ChipX and GigOptix do agree to execute such documents and render such assistance and take such other actions as NI may reasonably request to: (i) evidence the license rights and authorizations granted (and as applicable conveyance of applicable licenses and rights) to NI by ChipX and GigOptix hereunder to permit NI and its designees to make, have made, use, offer to sell, sell, and import the Chip Products without placing an order with ChipX and (ii) to permit NI to establish direct relationships with such licensors of applicable intellectual property in the Chip Products and the Suppliers.

Article 3 – Settlement and Release of Claims

3.1
Except for the rights and obligations expressly created, acknowledged, provided for or reserved by this Agreement, GigOptix and ChipX, for themselves and any other of their subsidiaries and any other affiliated companies and their respective directors, officers, employees, attorneys, agents and representatives (the “GigOptix Affiliated Entities”) hereby absolutely, forever and fully, generally and specifically, release and discharge NI and its subsidiaries, parent companies and any other affiliated companies and their respective directors, officers, employees, attorneys, agents and representatives (the “NI Affiliated Entities”) from any and all claims, demands, causes of action, actions, fees, losses, damages, and/or liabilities of any nature, whether anticipated or unanticipated, known or unknown, past or present, contingent or fixed, that ChipX, GigOptix or the GigOptix Affiliated Entities may have in connection with the Dispute or otherwise arising out of the facts described or referred to in the Claims as well as any other claims or potential claims in relation to the SSA, the Production Quotations, the Escrow Agreement (as such term is defined in the SSA), and the [ ** ] Agreement or any other agreement which has been entered into between NI or its affiliates and ChipX or its affiliates (the “GigOptix Released Claims”).

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2
The above releases in this Agreement specifically include any and all claims in connection with any obligation NI or the NI Affiliated Entities may have to GigOptix or towards GigOptix Affiliated Entities, whether or not now known or suspected to exist, and whether or not specifically or particularly described herein, arising out of or related to the Dispute, the Claims and/or the SSA, the Production Quotations, the Escrow Agreement, and the [ ** ] Agreement, which were or could have been raised.  GigOptix and its respective GigOptix Affiliated Entities expressly waive any right to assert that any claim that they may have against NI or the NI Affiliated Entities in connection with the afore-described agreements has been included in the release provided in Section 3.1 above through ignorance, oversight, error or any other cause of GigOptix or the GigOptix Affiliated Entities.

3.3
Except for the rights and obligations expressly created, acknowledged, provided for or reserved by this Agreement, NI, for itself and on behalf of the NI Affiliated Entities hereby absolutely, forever and fully, generally and specifically, releases and discharges GigOptix and the GigOptix Affiliated Entities from any and all claims, demands, causes of action, actions, fees, losses, damages, and/or liabilities of any nature, whether anticipated or unanticipated, known or unknown, past or present, contingent or fixed, that NI or the NI Affiliated Entities may have in connection with the Dispute or otherwise arising out of the facts described or referred to in the Claims as well as any other claims or potential claims in relation to the SSA, the Production Quotations, the Escrow Agreement, and the [ ** ] Agreement or any other agreement which has been entered into between NI or its affiliates and ChipX or its affiliates (the “NI Released Claims”, and together with the GigOptix Released Claims, the “Released Claims”).

3.4
The above releases in this Agreement specifically include any and all claims in connection with any obligation GigOptix or the GigOptix Affiliated Entities may have to NI or towards NI Affiliated Entities, whether or not now known or suspected to exist, and whether or not specifically or particularly described herein, arising out of or related to the Dispute, the Claims and/or the SSA, the Production Quotations, the Escrow Agreement, and the [ ** ] Agreement, which were or could have been raised.  NI and its respective NI Affiliated Entities expressly waive any right to assert that any claim that they may have against GigOptix or the GigOptix Affiliated Entities in connection with the afore-described agreements has been included in the release provided in Section 3.3 above through ignorance, oversight, error or any other cause of NI or the NI Affiliated Entities.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5
The Parties acknowledge that they, or any of them, may subsequently discover facts different from or in addition to those they now know or believe to be true with respect to the claims, causes of action, rights, responsible parties, obligations (contractual or otherwise), debts, costs, liabilities, accounts, liens, damages, losses and expenses released in this Agreement, and agree that this Agreement will be and remain in effect in all respects as a complete release as to all such matters described above, and that such matters are expressly released notwithstanding the discovery of any such different or additional facts.

3.6
Each of the Parties expressly waives any and all rights and benefits of any statutory provision or common law rule in any jurisdiction that provides, in sum or substance, that a release does not extend to claims which the Party does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other Party. In particular but without limitation, each of the Parties expressly waives the provisions of California Civil Code Section 1542, which statute provides, or any similar statute existing in any other jurisdiction:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

3.7
Each of the Parties agrees and covenants not to institute a lawsuit or other legal proceeding, or bring a claim against the other Party with regard to any matters which have been released herein.  The foregoing releases and covenants do not in any way apply to any claim brought by any Party with regard to the obligations of the other Party under this Agreement.

3.8
Promptly following the execution of this Agreement (but no later than January 6, 2012), NI shall dismiss, or cause to be dismissed, with prejudice, the Litigation, with each Party to bear its own attorneys’ fees and costs.

3.9
This Agreement pertains to disputed claims, and acceptance of it by the Parties is not an admission of any wrongdoing or liability by any of them.  Neither this Agreement, nor the settlement and release it accomplishes, shall constitute an admission of liability or be admissible in evidence in any proceeding of any nature whatsoever except to enforce or interpret the terms of this Agreement.  It is expressly agreed that this Agreement, and the settlement and release it accomplishes, are executed and entered into in compromise of disputed claims and potential exposure for the purpose of forever settling, releasing and discharging any and all of the Released Claims.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.10
Each of the Parties represent and warrant that it has not (a) sold, given away, assigned, or otherwise alienated any of their rights, claims or interests against one another to any other person or entity, or (b) filed or caused to be filed, and will not in the future file or cause to be filed, any claim, proceeding, lawsuit, arbitration or legal action against the other in any court or before any commission or other body anywhere in the world which is related in any way to the Released Claims, other than the Litigation filed by NI. Further, (c) GigOptix agrees that any all rights, licenses, and authorizations granted or otherwise given by ChipX hereunder are (to the extent the same exist in GigOptix or require the consent of GigOptix) given by GigOptix to NI hereunder and that all restrictions agreed to by ChipX hereunder are agreed to by GigOptix as well without the requirement for any further act or action of the Parties, and (d) ChipX and GigOptix represent and warrant to NI that each is authorized and has all rights necessary to grant any and all rights, licenses, and authorizations granted to NI under this Agreement.

Article 4 – Final Provisions

4.1
This Agreement may be enforced by motion and if enforcement is required any privilege or confidentiality agreed to or applicable to the mediation conducted by the Parties on November 9, 2011 is waived. In connection therewith and because the Chip Products and [ ** ] ASICS are unique and because no adequate substitutes are readily available to NI, the Parties agree that irreparable damage would occur to NI if the obligations of ChipX and GigOptix under this Agreement were not performed in accordance with the terms hereof.  Accordingly, the Parties agree that NI shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and entitled to specific performance of the terms hereof, in addition to any other remedy now or hereafter available to NI at law or in equity, or otherwise.

4.2
The Parties hereby agree that any dispute or enforcement arising out of this Agreement, the SSA, the Production Quotations, the Escrow Agreement, or the [ ** ] Agreement shall go through non-binding mediation with [ ** ] and that if it is not resolved through mediation, the sole and exclusive venue and jurisdiction for any dispute or enforcement (other than [ ** ] as defined below) shall be in the district courts of Travis County, Texas.  The Parties agree that in the event that NI breaches its obligations to pay [ ** ] as required hereunder (a “[ ** ] Dispute”), the exclusive venue and jurisdiction for enforcement of such [ ** ] Dispute (and only for such [ ** ] Dispute) shall be in the California Superior Court for Santa Clara County.

4.3
This Agreement may be pleaded as a full and complete defense to any subsequent action or other proceeding arising out of, relating to, or having anything to do with, any and all of the claims, counterclaims, judgments, issues, defenses, or other matters alleged or released and discharged by this Agreement.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4
This Agreement constitutes the entire agreement of the Parties with regard to the matters set forth herein and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to this Agreement and the SSA and [ ** ] Agreement.  Neither Party is relying on any promise, representation, or statement not specifically contained within this Agreement, and neither Party specifically is relying on any statement, representation, or promise of another party in signing this Agreement, or in making the settlement provided for in this Agreement, except as expressly stated in this Agreement.  The Parties affirm that the terms stated in this Agreement are the only consideration being given to induce them to enter into this Agreement, and no other promises or agreements of any kind have been made to or with them by any person or entity to cause them to sign this Agreement.  This Agreement, together with its Exhibits, constitutes a single, integrated document.  The Parties have relied on the finality of this Agreement as a material fact inducing their execution of this Agreement.  This Agreement (and all rights granted and obligations imposed hereunder) shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. ChipX shall promptly notify NI in writing of any assignment of this Agreement (whether by operation of law or otherwise).

4.5
The language of this Agreement shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any Party, regardless of who was principally responsible for drafting the Agreement or any particular term.  This Agreement has been jointly drafted by the Parties, and will not be construed against any of them under the doctrine of contra preferentum or otherwise.

4.6
If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining terms of the provision will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the Parties, as determined from the face of this Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.

4.7	Additions and amendments to this Agreement shall only be valid if made in writing. The requirement of the written form can itself only be waived in writing.

4.8	This Agreement may be signed in multiple counterparts, including by facsimile, each of which counterpart is to be considered an original.

[remainder of page intentionally left blank]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first above written.

GIGOPTIX, INC.		NATIONAL INSTRUMENTS CORPORATION

By:	/s Avi Katz	By:	/s Robert Porterfield
Name:	Avi Katz	Name:	Robert Porterfield
Title:	COB & CEO	Title:	Vice President of Manufacturing

Date:	12/21/2011	Date:	12/21/11

CHIPX, INC.

By:	/s Avi Katz
Name:	Avi Katz
Title:	COB

Date:	12/21/2011

EXHIBIT A

PURCHASE ORDER

[To Be Attached Hereto Upon Delivery]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

ESCROW RELEASE INSTRUCTIONS

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

SUPPLIER CONTACT INFORMATION

Supplier	Service	Contact / Title	Email	Phone	Location
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]
[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]	[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

LETTERS OF AUTHORIZATION

Letters of Authorization to the following addressees are attached:

D.1 – [ ** ]

D.2 – [ ** ]

D.3 – [ ** ]

D.4 – [ ** ]

D.5 – [ ** ]

D.6 – [ ** ]

D.7 – [ ** ]

D.8 – [ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-1

LETTER OF AUTHORIZATION - [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-2
LETTER OF AUTHORIZATION - [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-3

LETTER OF AUTHORIZATION - [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-4

LETTER OF AUTHORIZATION - [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

 EXHIBIT D-5

LETTER OF AUTHORIZATION - [ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-6

LETTER OF AUTHORIZATION – [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-7

LETTER OF AUTHORIZATION – [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT D-8

LETTER OF AUTHORIZATION – [ ** ]

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT E

PRODUCT TRANSFER PRODUCTION PROCESS

National

Instruments

Product

Transfer

Revision 4
December 15, 2011

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT F

[ ** ] INSTRUCTIONS
[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT G
WIRING INSTRUCTIONS

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

EXHIBIT H
README FILE

README

[ ** ]

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions